[LETTERHEAD]

                                                                      EXHIBIT 1

November 6, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Gentlemen:

We have read Item 4 of Form 8-K dated November 6, 2000, of Ligand
Pharmaceuticals Incorporated and are in agreement with the statements contained in the second paragraph therein. We have no basis to agree or disagree with other statements of the registrant contained therein.


                                                  /s/Ernst & Young LLP